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                                                                    Exhibit 21.1

                           Subsidiaries of the Company

                                                       State of
Name of Subsidiary                                     Incorporation
------------------                                     -------------
Source-Yeager Industries, Inc.                         Delaware
Source-US Marketing Services, Inc.                     Delaware
Brand Manufacturing Corp.                              New York
TCE Corporation                                        Delaware
Vail Companies, Inc.                                   Delaware
Source-MYCO, Inc.                                      Delaware
Source-Chestnut Display Systems, Inc.                  Delaware
Source-Huck Store Fixture Company                      Delaware
Source Interlink International, Inc                    Delaware
The Source-Canada Corp.                                Ontario
Source Interlink Canada Inc.                           British Columbia
Huck Store Fixture Company of North Carolina           North Carolina
The Interlink Companies, Inc.                          Delaware
David E. Young, Inc.                                   New York
International Periodical Distribution, Inc.            Nevada